Klaviyo Announces First Quarter 2024 Financial Results

First quarter revenue of $210.0 million, representing 35% year-over-year growth
Expanded platform with new international launches

BOSTON, May 8, 2024 — Klaviyo (NYSE: KVYO), the company that powers smarter digital relationships, today announced results for its first quarter ended March 31, 2024.

“We’re pleased to share our strong first quarter results. Consumer-facing businesses of all sizes across the world are using our platform to power smarter digital relationships.” said Andrew Bialecki, co-founder and CEO of Klaviyo. “We had a number of exciting product launches recently that are focused on our international and mid market customers. We’re investing across our product, engineering, partner ecosystem, and customer-facing roles to provide the tools our customers need to drive revenue growth.”

Recent Business Highlights:

●Launched Klaviyo portfolio to solve complex needs for global and multi-account customers.
●Announced French language version of product, marking the first time Klaviyo’s platform is available in a language other than English, and expanded SMS to now include nine countries.
●Closed new and expanded existing customer accounts, such as Perry Ellis International, Manucurist, Fila, and Helen of Troy’s Hydroflask, OXO, and Osprey brands during the quarter ended March 31, 2024.
●Over 146,000 customers were using Klaviyo to drive their own revenue growth as of March 31, 2024, compared to over 125,000 customers as of March 31, 2023.
●Increased our penetration up market, ending the quarter with 2,157 customers generating over $50,000 of ARR, compared to 1,273 at the end of the first quarter of 2023, an increase of 69% year-over-year.
●Customers generating over $50,000 of ARR now represent 31% of our ARR, up from 23% compared to a year ago. This quarter marks the first time this cohort represented over 30% of our ARR. Additionally, our top 10 customers have an average ARR of approximately $1.5 million, which is up over 70% year-over-year.
●Continued to expand our current customer base, with NRR of 114% as of March 31, 2024.
●Announcing that Chief Technology Officer, Allen Chaves, has decided to step down at the end of 2024, after four and a half years of helping grow and scale Klaviyo.
●Hired Carmel Galvin as Chief People Officer in April 2024 to lead Klaviyo’s global people operations team and human resources function.

“We executed well in the first quarter to set up a strong start to 2024.” said Amanda Whalen, CFO of Klaviyo. “We delivered $210 million in revenue in the first quarter, driving growth of 35% year-over-year, while growing our operating cash flow 68% and our free cash flow 65% year-over-year in the first quarter. We’re continuing to invest behind our strategic initiatives to drive efficient and durable growth.”

First Quarter 2024 Financial Highlights:

●Revenue: Total revenue of $210.0 million, up from total revenue of $156.1 million in the first quarter of 2023, representing year-over-year growth of 35%.
●Gross profit: Gross profit of $165.1 million, representing a gross margin of 79%, compared to gross profit of $119.5 million in the first quarter of 2023, representing a gross margin of 77%.
●Non-GAAP gross profit: Non-GAAP gross profit of $167.6 million, representing a non-GAAP gross margin of 80%, compared to non-GAAP gross profit of $120.7 million in the first quarter of 2023, representing a non-GAAP gross margin of 77%.
●Operating (loss) income: Operating loss of $(22.1) million, representing operating margin of (11)%, compared to operating income of $0.9 million in the first quarter of 2023, representing an operating margin of 1%.
●Non-GAAP operating income: Non-GAAP operating income of $29.3 million, representing non-GAAP operating margin of 14%, compared to non-GAAP operating income of $23.3 million in the first quarter of 2023, representing non-GAAP operating margin of 15%.
●Net (loss) income per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Net (loss) income per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $(0.05) for the first quarter of 2024, compared to $0.02 for the first quarter of 2023.
●Non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic and diluted: Non-GAAP net income per basic and diluted share attributable to Klaviyo Series A and Series B common stockholders was $0.15 and $0.13, respectively, for the first quarter of 2024, compared to $0.11 and $0.10, respectively, for the first quarter of 2023.
●Balance sheet and cash flow: Cash, cash equivalents, and restricted cash as of the end of the first quarter was $756.9 million. Cash from operating activities was $26.2 million, representing a margin of 12%. Free cash flow for the first quarter was $23.0 million, representing free cash flow margin of 11%.

Financial Outlook

$ in millions	FY24-Q2 Guidance		FY24 Guidance
	Low	High	Low	High
Revenue	$211.0	$213.0	$899.0	$907.0
Year-over-year Growth Rate	28%	29%	29%	30%

Non-GAAP Operating Income	$19.5	$22.5	$97.0	$105.0
Non-GAAP Operating Margin	9%	11%	11%	12%

Klaviyo has not provided a reconciliation of non-GAAP operating income guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Dilutive Securities

Klaviyo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

	Price as of March 31, 2024	Weighted Average Exercise Price	Shares
Share price	$25.48
Common stock outstanding as of 3/31/2024			264.0
Warrants outstanding			4.8
RSUs outstanding			14.6
Options outstanding		$0.48	28.0
ESPP shares outstanding			0.4
Total estimated fully diluted shares			311.8

We have excluded the impact of the Shopify investment option of 15,743,174 shares at $88.93 per share as it was out of the money as of March 31, 2024. The investment option expires on July 28, 2030.

Conference Call Information

In conjunction with this announcement, Klaviyo will host a conference call for investors at 4:30 p.m. ET (1:30 p.m. PT) today to discuss the results for its first quarter ended March 31, 2024 and its outlook for its second quarter ending June 30, 2024 and fiscal year ending December 31, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of Klaviyo’s website: https://investors.klaviyo.com (live and replay).

Select Defined Terms

Customers. We define a customer as a distinct paid subscription to our platform. A single organization could have multiple discrete contracting divisions or subsidiaries or brands each with paid subscriptions to our platform, which would, in general, constitute multiple distinct customers. In some cases at the customer’s request, we allow subscriptions under the same parent organization to be consolidated into a single paid subscription in which case such consolidated paid subscriptions would constitute a single customer. We measure our total number of customers as a point-in-time calculation measured as of the end of a particular period. Customers do not include persons or entities that use our platform on a free trial basis.
Customers Generating Over $50,000 of ARR. We calculate our number of customers generating over $50,000 of ARR (as defined below) as those customers that have an average ARR of greater than $50,000 over the prior twelve months (or the entire duration of the customer’s paying relationship, if it is less than twelve months) as of the date of determination. We believe the number of customers generating over $50,000 of ARR is a key performance metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it is an indicator of our ability to grow the number of customers that are exceeding this ARR threshold, both from our existing customers expanding their usage of our platform and from our sales to larger customers. We believe this is an important indicator of our ability to continue to successfully move up market.
Dollar-Based Net Revenue Retention Rate. We calculate our Dollar-Based Net Revenue Retention Rate (“NRR”) by first identifying the cohort of customers as of twelve months prior to the date of determination. We then calculate the Annualized Recurring Revenue (“ARR”) from this customer cohort as of twelve months prior to the date of determination (the “Prior Period ARR”) and the ARR from this customer cohort as of the date of determination (the “Current Period ARR”). ARR, for any date of determination, is the annualized value of existing paid subscriptions, which we calculate by taking the amount of revenue that we expect to receive in the next monthly period for our existing paid subscriptions, assuming no changes to such subscriptions in the next month, as of that date of determination, and multiplying that amount by twelve. Current Period ARR includes any expansion, price increases, and customer subscriptions that are deactivated and subsequently reactivated during the applicable twelve-month period and reflects contraction or attrition over the last twelve months from this customer cohort, but excludes any ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time NRR. We then calculate the weighted average point-in-time NRR as of the last day of each month in the current trailing twelve-month period to arrive at the NRR, with the weightings determined by the total ARR at the end of each period. We believe NRR is a key performance metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it represents the expansion in usage of our platform by our existing customers, which is an important measure of the health of our business and future growth prospects. We measure dollar-based net revenue retention rate to measure this growth.
Klaviyo Attributed Value. We define Klaviyo Attributed Value (“KAV”) as the amount of revenue our customers generated through orders placed by consumers within a specified period of time after a message is sent using our platform, which in the case of email is five days from when the message is sent, and in the case of SMS is twenty-four hours from when the message is sent. For email, the message also needs to be opened or clicked in order for the transaction to fall within our definition. KAV excludes orders placed with customers that do not opt-in to sharing data on placed orders, orders for which we cannot determine the currency or value, or unusual orders that appear to us to be anomalies. Since our definition of a customer does not include persons or entities that use our platform on a free trial basis, any revenue generated through orders placed with these persons or entities is also excluded from our definition of KAV. We do not net chargebacks or sales refunds from our calculation of KAV. If a customer leaves Klaviyo, we stop counting that customer’s KAV after their last contracted month. We believe KAV serves as a measure of the return-on-investment that we help generate for our customers and illustrates the value our platform can drive to our customers, which we believe enhances our ability to maintain existing customers and attract new customers. We use KAV as an internal estimate to track the value we drive to customers through our platform. KAV is an operational measure, does not represent revenue earned by us, and does not directly correlate to our pricing, revenue, or results of operations. Further, KAV is not a forecast of future revenue and investors should not place undue reliance on KAV as an indicator of our future or expected results.

About Klaviyo

Klaviyo (CLAY-vee-oh) powers smarter digital relationships, making it easy for businesses to capture, store, analyze, and predictively use their own data to drive measurable, high-value outcomes. Klaviyo’s modern and intuitive SaaS platform enables business users of any skill level to harness their first-party data from more than 350 integrations to send the right message at the right time across email, SMS, and push notifications. Innovative businesses like Good American, TaylorMade, Skims, Stanley 1913, and more than 146,000 other paying customers leverage Klaviyo to acquire, engage, and retain customers—and grow on their own terms.

Contact

Investor Relations
Jack Grant
ir@klaviyo.com

Press
Lacey Berrien
press@klaviyo.com

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Other than statements of historical facts, all statements contained in this press release, including, but not limited to, statements about Klaviyo’s outlook for the second quarter of fiscal year 2024 ending June 30, 2024 and the full fiscal year ending December 31, 2024, and Klaviyo’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, potential market opportunities, and other similar matters, are forward-looking statements. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “going to,” “guidance,” “intend,” “keep,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or words of similar meaning or similar references to future periods may identify these forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect management’s beliefs, expectations and assumptions about future events as of the date hereof, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks include, among others, the following: our ability to achieve future growth and sustain our growth rate; our ability to successfully execute our business and growth strategy, such as the success of our investment in our key growth initiatives and our ability to recognize effective areas for growth; our ability to successfully integrate with third-party platforms; our relationships with third parties, such as our marketing agency and technology partners; unfavorable conditions in our industry; our ability to attract new customers, including mid-market and enterprise customers, retain revenue from existing customers and increase sales from both new and existing customers; success of our marketing and sales strategies; costs and expenses associated with being a public company; as well as other risks and uncertainties set forth under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”), and the other filings and reports we make with the SEC from time to time, which may be obtained on our Investor Relations website at https://investors.klaviyo.com and on the SEC website at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. In light of the risks, uncertainties, assumptions, and other factors, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Other than as required by law, we assume no obligation to update any forward-looking statements contained in this press release in the event of new information, future developments or otherwise.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic, non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - diluted, free cash flow, and free cash flow margin. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Our non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expenses, and non-GAAP net income exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements, including, but not limited to, (i) amortization of prepaid marketing expenses, (ii) stock-based compensation and related employer payroll taxes, and (iii) restructuring expenses. Our non-GAAP operating margin is calculated as non-GAAP operating income divided by total revenue. Our non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - basic is calculated as non-GAAP net income divided by weighted average shares outstanding - basic for purposes of calculating non-GAAP net income per share. Our non-GAAP net income per share attributable to Klaviyo Series A and Series B common stockholders - diluted is calculated as non-GAAP net income divided by weighted average shares outstanding - diluted for purposes of calculating non-GAAP net income per share. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs. Free cash flow margin is a non-GAAP financial measure that is calculated as free cash flow divided by total revenue.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. When evaluating the performance of its business and making operating plans, Klaviyo does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on the amount of overall stockholder dilution than the accounting charges associated with such grants). The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Klaviyo’s control and that do not correlate to the operation of the business. The amount of employer payroll tax-related items on employee stock transactions was immaterial prior to being publicly listed. The expense related to amortization of prepaid marketing expense of warrants issued to Shopify is dependent upon estimates and assumptions; therefore, Klaviyo believes non-GAAP measures that adjust for the amortization of prepaid marketing expense provide investors a consistent basis for comparison across accounting periods. Klaviyo believes that the economic impact of the partnership is best measured in the form of stockholder dilution and as such has provided a reconciliation that shows the full dilutive impact of all outstanding equity instruments. Overall, Klaviyo believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Klaviyo’s own operating results over different periods of time.

We believe that all these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to decision making by our management, who use these measures as important tools for financial and operational decision-making and for evaluating Klaviyo’s own operating results over different periods of time.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. Other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Klaviyo’s business and an important part of the compensation provided to attract and retain its employees to create long-term incentive alignment with stockholders.

Klaviyo, Inc.
Condensed Consolidated Balance Sheet (Unaudited)
(In Thousands)
	As of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$755,827	$738,562
Restricted cash	393	409
Accounts receivable, net of allowance for doubtful accounts	23,241	23,076
Deferred contract acquisition costs, current	17,177	15,198
Prepaid expenses and other current assets	29,804	26,244
Total current assets	826,442	803,489
Property and equipment, net	42,786	43,450
Right-of-use assets, net	34,684	36,987
Deferred contract acquisition costs, non-current	24,507	23,177
Restricted cash, non-current	657	686
Prepaid marketing expense	168,720	173,844
Other non-current assets	10,600	7,417
Total assets	$1,108,396	$1,089,050
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,464	$13,597
Accrued expenses	65,134	62,838
Lease liabilities, current	13,625	14,081
Deferred revenue	42,519	40,100
Total current liabilities	129,742	130,616
Lease liabilities, non-current	34,759	37,498
Other non-current liabilities	6,443	6,159
Total liabilities	170,944	174,273
Stockholders' equity
Preferred stock	—	—
Common stock - Series A	70	41
Common stock - Series B	194	219
Additional paid-in capital	1,749,113	1,713,560
Accumulated deficit	(811,925)	(799,043)
Total stockholders' equity	937,452	914,777
Total liabilities and stockholders' equity	$1,108,396	$1,089,050

Klaviyo, Inc.
Condensed Consolidated GAAP Statement of Operations (Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2024	2023
Revenue	$209,993	$156,088
Cost of revenue	44,938	36,574
Gross profit	165,055	119,514
Operating expenses:
Selling and marketing	91,858	60,613
Research and development	56,097	35,032
General and administrative	39,192	22,991
Total operating expenses	187,147	118,636
Operating (loss) income	(22,092)	878
Other income (expense)	68	(25)
Interest income	9,546	3,816
Total other income	9,614	3,791
(Loss) income before income taxes	(12,478)	4,669
Provision for income taxes	404	391
Net (loss) income	$(12,882)	$4,278
Net (loss) income per share attributable to Series A and Series B common stockholders
Basic	$(0.05)	$0.02
Diluted	$(0.05)	$0.02
Weighted average shares outstanding
Basic	261,332,411	235,498,300
Diluted	261,332,411	268,430,992

Klaviyo, Inc.
Condensed Consolidated Statement of Cash Flow (Unaudited)
(In Thousands)
	Three Months Ended March 31,
	2024	2023
Operating activities
Net (loss) income	$(12,882)	$4,278
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,974	3,301
Non-cash operating lease costs	3,052	3,343
Amortization of deferred contract acquisition costs	3,933	3,497
Amortization of prepaid marketing expense	13,224	13,224
Loss on disposal of property and equipment	32	—
Bad debt expense	(60)	(767)
Stock-based compensation expense	35,627	1,823
Other	(21)	10
Changes in operating assets and liabilities:
Accounts receivable	(105)	(383)
Deferred contract acquisition costs	(7,242)	(6,015)
Prepaid expenses, prepaid taxes, and other assets	(6,838)	(6,036)
Accounts payable	(5,061)	817
Accrued expenses	(244)	1,306
Deferred revenue	2,419	1,040
Operating lease liabilities	(3,915)	(3,896)
Other non-current liabilities	289	10
Net cash provided by operating activities	26,182	15,552
Investing activities
Acquisition of property and equipment	(1,259)	(325)
Capitalization of software development costs	(1,966)	(1,306)
Net cash used in investing activities	(3,225)	(1,631)
Financing activities
Proceeds from exercise of common stock options	3,589	383
Cash paid for finance leases	(5)	(5)
Proceeds from exercise of warrants	4	6
Employee taxes paid related to net share settlement of stock-based awards	(11,865)	—
Proceeds from employee stock purchase plan	2,540	—
Net cash (used in) provided by financing activities	(5,737)	384
Net increase in cash, cash equivalents, and restricted cash	17,220	14,305
Cash, cash equivalents, and restricted cash, beginning of period	739,657	386,916
Cash, cash equivalents, and restricted cash, end of period	$756,877	$401,221

Klaviyo, Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Gross profit	$165,055	$119,514
Restructuring Expense	—	1,156
Stock-based compensation	2,378	26
Employer payroll tax on employee stock transactions	184	—
Non-GAAP gross profit	$167,617	$120,696
Gross margin	78.6%	76.6%
Non-GAAP gross margin	79.8%	77.3%

Klaviyo, Inc.
Reconciliation of Operating Loss to Non-GAAP Operating Income (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Operating (loss) income	$(22,092)	$878
Restructuring Expense	—	7,366
Stock-based compensation	35,627	1,823
Employer payroll tax on employee stock transactions	2,583	—
Amortization of prepaid marketing	13,224	13,224
Non-GAAP operating income	$29,342	$23,291
Operating margin	(10.5)%	0.6%
Non-GAAP operating margin	14.0%	14.9%

Klaviyo, Inc.
Reconciliation of Net (Loss) Income to Non-GAAP Net Income (Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net (loss) income	$(12,882)	$4,278
Stock-based compensation	35,627	1,823
Employer payroll tax on employee stock transactions	2,583	—
Amortization of prepaid marketing	13,224	13,224
Restructuring expense	—	7,366
Non-GAAP net income	$38,552	$26,691

Non-GAAP net income per share attributable to Series A and Series B common stockholders:
Basic	$0.15	$0.11
Diluted	$0.13	$0.10

Shares used in non-GAAP per share calculations:
Basic	261,332,411	235,498,300
Diluted	293,879,881	268,430,992

Klaviyo, Inc.
Reconciliation of Operating Expenses to Non-GAAP Expenses (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Selling and marketing	$91,858	$60,613
Restructuring Expense	—	(1,802)
Stock-based compensation	(11,284)	(127)
Employer payroll tax on employee stock transactions	(646)	—
Amortization of prepaid marketing	(13,224)	(13,224)
Non-GAAP Selling and marketing	$66,704	$45,460

Research and development	$56,097	$35,032
Restructuring Expense	—	(3,300)
Stock-based compensation	(13,121)	(551)
Employer payroll tax on employee stock transactions	(1,246)	—
Non-GAAP Research and development	$41,730	$31,181

General and administrative	$39,192	$22,991
Restructuring Expense	—	(1,108)
Stock-based compensation	(8,844)	(1,119)
Employer payroll tax on employee stock transactions	(507)	—
Non-GAAP General and administrative	$29,841	$20,764

Total operating expenses	$187,147	$118,636
Restructuring Expense	—	(6,210)
Stock-based compensation	(33,249)	(1,797)
Employer payroll tax on employee stock transactions	(2,399)	—
Amortization of prepaid marketing	(13,224)	(13,224)
Non-GAAP Total operating expenses	$138,275	$97,405

Klaviyo, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Cash Provided by operating activities	$26,182	$15,552
Acquisition of property and equipment	(1,259)	(325)
Capitalization of software development costs	(1,966)	(1,306)
Free cash flow	$22,957	$13,921
Operating cash flow margin	12.5%	10.0%
Free cash flow margin	10.9%	8.9%